UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): September 27, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Restructuring Plan described in Item 2.05 below, Imation Corp. (the “Company” and together with its subsidiaries and affiliates, each individually, an “Imation Entity” and collectively, the “Imation Entities”) entered into an agreement (the “TDK Agreement”), with TDK Corporation (“TDK”) on September 28, 2015 whereby TDK will transfer 6,675,764 shares of the Company’s common stock (the “TDK Shares”), subject to later adjustment as described below, to the Company on a date no later than October 31, 2015 (the “Effective Date”).  The TDK agreement also provides  for the termination of the License Agreements (as defined below) and the termination of certain of TDK’s rights under the Investor Rights Agreement, dated as of July 31, 2007, by and between the Company and TDK (as amended, the “Investor Rights Agreement”).

Pursuant to the TDK Agreement, the Company and TDK will terminate, as of the Effective Date, (a) the Trademark License Agreement, dated as of July 31, 2007, by and between the Company and TDK (as amended, the “US License Agreement”) and (b) the IMN Trademark License Agreement, dated as of July 31, 2007, by and between the Company (as successor in interest to IMN Data Storage Holdings CV, a Dutch private limited partnership (“Imation Dutch”) pursuant to the Deed of Novation, dated July 1, 2013, by and among Imation Dutch, TDK and the Company) and TDK (as amended, the “Global License Agreement” and together with the US License Agreement, each individually a “License Agreement” and, collectively, the “License Agreements”), pursuant to which the Company and certain other Imation Entities have been granted the right to use the Licensed Trademarks (as defined in the License Agreements), certain domain names (the “Licensed Domain Names”) for the marketing and sale of Licensed Products (as defined in the License Agreements), and rights under certain patents to market, distribute and sell Current Magnetic Tape Products and Current Optical Media Products (each as defined in the License Agreements) (collectively, such patents, the Licensed Trademarks and Licensed Domain Names to be referred to herein as the “Licensed IP”). After termination of the License Agreements, the Company will no longer have the right to use the Licensed IP, except as required through December 31, 2015 to fulfill already existing obligations and in certain other limited circumstances in connection with the Company’s wind down of the related businesses.

Additionally, as of the Effective Date, TDK shall no longer have the following rights under the Investor Rights Agreement: (i) the right to designate one employee or director of TDK or TDK’s affiliates as a nominee to stand for election as a director of the Company; (ii) information rights; (iii) preemptive rights; and (iv) demand  registration rights. The TDK Agreement also provides for certain transition matters relating to the Company’s wind down of the related businesses.

The TDK Shares will be held by the Company in escrow pending the filing of Imation’s Form 10-Q for the fiscal quarter ended September 30, 2015 and will be subject to adjustment based on the shareholders’ equity of the Company reported therein.

The description of the US License Agreement is qualified in its entirety by reference to the copy of the US License Agreement attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 3, 2007 and incorporated herein by reference. The description of the IMN Trademark License Agreement is qualified in its entirety by reference to the copy of the IMN Trademark License Agreement attached as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on August 3, 2007 and incorporated herein by reference. The description of the Investor Rights Agreement is qualified in its entirety by reference to the copy of the Investor Rights Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 3, 2007 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 27, 2015, the Company adopted a restructuring plan (the “Restructuring Plan”) pursuant to which the Company will (i) terminate all sales and operations of its worldwide tape (“Storage Media”) business (other than in certain foreign jurisdictions as described below), (ii) terminate all sales and operations of its worldwide Consumer Storage and Accessories (“CSA”) business (other than in certain foreign jurisdictions as described below and in North America), and (iii) further reduce and rationalize its corporate overhead. The Company has initiated the process of terminating the sales and operations of the European and certain other foreign operations of its Storage Media and CSA businesses, which requires certain approvals under applicable law in those jurisdictions. The Company will continue its Nexsan and IronKey businesses.

The Company is entering into the Restructuring Plan as a result of continued losses due to secular declines in its legacy Storage Media and CSA businesses and to reduce the cost structure and streamline the organization in light of these changes. The Company expects that it will incur approximately $140-160 million in total charges for the Restructuring Plan and will substantially complete the Restructuring Plan on or before the first quarter of 2016, with most of its charges incurred in the third and fourth quarter of 2015.

Under the Restructuring Plan, the Company may incur $30 million in costs for employee severance, retention payment, and other employee compensation. Additionally, the Company will incur a charge of approximately $40 million in connection with the write-down of its intangibles, as well as a charge of approximately $36 million due as a result of writing-off the Company’s remaining goodwill balance. Additionally, the Company will incur a charge of approximately $20 million due to the re-classification of the Company’s real properties as “Assets Held for Sale” as the Company prepares to sell its headquarters located in Oakdale, Minnesota and its Santiago, Chile and London, Canada properties. Approximately $30-40 million of the total charges will require cash expenditures.

The above estimated costs and charges are preliminary and may vary materially based on various factors, including timing in execution of the Restructuring Plan and changes in management’s assumptions and projections.

Item 2.06 Material Impairments.

The information set forth above under Item 2.05 is incorporated by reference into this Item 2.06.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Williams Separation Agreement

In connection with the Restructuring Plan, on September 28, 2015, the Company and R. Ian Williams, Vice President, Group President Tiered Storage and Security of the Company, entered into a Separation Agreement (the “Separation Agreement”) pursuant to which Mr. Williams resigned his position as an executive officer and terminated his employment with the Company effective as of September 28, 2015. Mr. Williams will provide general consulting services as requested by the Company until November 27, 2015 and will receive consulting fees of $157.00 per hour, plus reasonable expenses. Mr. Williams will receive $769,440.66 after entering into an effective general release of all claims against the Company.

The description of the Separation Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Termination of Executive Officers

In connection with the Restructuring Plan, on September 27, 2015, the Board directed the Interim President to provide notice of termination under the Worker Adjustment and Retraining Notification (“WARN”) Act to the following executive officers of the Company: (i) Scott Robinson, Vice President and Chief Financial Officer, (ii) Gregory Bosler, Senior Vice President, Group President, Consumer Storage and Accessories and (iii) John Breedlove, Vice President, General Counsel and Secretary (the “Noticed Executives”), with termination dates currently expected no later than the first quarter of 2016. The Board authorized the Interim President to terminate the Noticed Executives pursuant to the terms of the Severance Agreements (defined below) and in accordance with the requirements of the WARN Act, effective as of a date he deems appropriate.

Each of the Noticed Executives is party to an Amended and Restated Severance and Change of Control Agreement (collectively the “Severance Agreements” and each, individually, a “Severance Agreement”). Pursuant to the Severance Agreements, a “Change of Control” as defined in the Severance Agreement, occurred in May 2015. Upon termination without Cause within one year of a Change of Control, each of the Noticed Executives is entitled to receive a lump sum equal to two times the Noticed Executive’s total annual base salary in effect for the fiscal year of termination plus two times the average of the annual bonuses for the two fiscal years prior to termination. In addition, each Noticed Executive is entitled to receive a prorated portion of the annual bonus each Noticed Executive would have been entitled to receive under the applicable annual bonus plan assuming that all of the performance metrics for the annual bonus plan would be achieved at the target (100%) level, prorated based on the number of days in the calendar year up to and including the date of termination, less the amount paid at the time of the Change of Control. At that time, the Noticed Executives were paid a portion of the annual bonus, assuming that the performance goal for the year of the Change in Control would be achieved at the target (100%) level, prorated based on the number of calendar days in the year up to and including the date of the Change in Control.

With respect to awards under the Company’s long-term incentive program, upon a Change of Control, the right to receive the shares of restricted stock is converted to a right to receive an amount equal to the cash value of the restricted stock, based on the cash value of a share at the time of the Change in Control. The Noticed Executives were vested in a portion of the cash value of both their performance-based restricted stock and performance-based cash awards, assuming that the performance goal for the year of the Change in Control would be achieved at the target (100%) level, prorated based on the number of calendar days in the year up to and including the date of Change in Control. Upon termination without Cause within one year of a Change of Control, each of the Noticed Executives is entitled to receive an additional payment as if the entire Performance Award was achieved at the target (100%) level as of the date of the Change in Control, less any amounts paid to the Noticed Executive as of the date of the Change of Control as described above.

Each Noticed Executive who is terminated will also be entitled to receive (i) a lump sum payment equal to the employer portion of the Company’s standard medical and dental insurance coverages, as elected by the Noticed Executive, in an amount equivalent to 24 months of coverage after termination, (ii) up to $10,000 in outplacement services and (iii) the standard benefits that they are entitled to receive under the Company’s 401(k) Plan, Pension Plan and Non-Qualified Pension Plan. The amount received by each Noticed Executive who is terminated will be reduced to an amount so that no federal excise tax due under Section 4999 of the Internal Revenue Code is owed by the executive.

The description of the terms of the Severance Agreements is qualified in its entirety by reference to the copy of the Form of Severance Agreement which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 25, 2014.

Appointment of Executive Officer

In connection with the Restructuring Plan, on September 27, 2015, the Board of Directors appointed Robert B. Fernander to serve as Interim Group President, Tiered Storage and Security Solutions, effective September 28, 2015. Mr. Fernander, age 57, has served on the Board of Directors of the Company since May 22, 2015. Since September 2014, Mr. Fernander has served as an advisor and provided consulting services for I/O Switch Technologies, Inc., a developer of data center technologies, Storage Strategies NOW, an industry analyst firm that offers written publications and analysis for IT users, business and technology leaders and venture capitalists, and FLM.TV, a company focused on delivering, distributing, and marketing independent film. Prior to that, Mr. Fernander served as the Chief Revenue Officer of Datagres Technologies Inc., a data storage optimization software company, from September 2013 until September 2014. During his time at Datagres Technologies Inc., Mr. Fernander also served on its board of directors. Mr. Fernander served as the CEO and a member of the board of directors of Gnodal Limited, a storage and computer networking company, from 2012 until 2013 when it was acquired by Cray Inc. From 2007 until 2012, Mr. Fernander served on the board of directors and as the CEO of Pivot3 Inc., a hyper converged storage and compute platform. Prior to serving at Pivot3, Mr. Fernander served as an executive at several private startup companies. For over four years, Mr. Fernander served as a Vice President at Compaq Computer Corporation, a company that developed, sold and supported computers and related products and services. For over nine years, Mr. Fernander also held several sales and marketing leadership positions at Sun Microsystems, Inc., a company that sold computers, computer components, computer software and information technology services.

Mr. Fernander will receive compensation of $35,000 per week for his services as Interim Group President, Tiered Storage and Security Solutions. Mr. Fernander does not have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year, except as follows. Pursuant to a Consulting Agreement (the “Fernander Agreement”) dated August 17, 2015, Mr. Fernander agreed to perform consulting services for the Company for the period from August 19, 2015 to October 14, 2015, including assisting the Company with a review and assessment of the Nexsan and Mobile Security businesses of the Company. Prior to being appointed as Interim Group President, Tiered Storage and Security Solutions, Mr. Fernander received consulting fees of $25,000 per week from the Company under the terms of the Fernander Agreement. Upon being appointed Interim Group President, Tiered Storage and Security Solutions, the Fernander Agreement was terminated. Mr. Fernander will remain on the Board of Directors but as an employee Director, he will not be compensated for his service.

Continuation of Term of Interim President

On September 27, 2015, the Board of Directors extended the term of Barry L. Kasoff as Interim President of the Company until the earlier of December 31, 2015 or his replacement by a new Chief Executive, resignation death or removal.

Item 8.01. Other Events.

On September 28, 2015, the Company issued a press release announcing certain events described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement, dated as of September 28, 2015, by and between the Company and R. Ian Williams.

99.1	Press Release dated September 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.

(REGISTRANT)
Date:	September 28, 2015	By:	/s/ Barry L. Kasoff
Barry L. Kasoff
Interim President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Separation Agreement, dated as of September 28, 2015, by and between the Company and R. Ian Williams.

99.1	Press Release dated September 28, 2015.